UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2020
NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)
(210) 918-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On May 19, 2020, NuStar Logistics, L.P. (the “Company”), a wholly owned subsidiary of NuStar Energy L.P. (“NuStar Energy”), priced a reoffering of $322.1 million of bonds (the “Bonds”) pursuant to a reoffering agreement by and between the Company and J.P. Morgan Securities LLC, as representative of the remarketing agents named therein (the “Remarketing Agents”). The Company will not receive any proceeds from the reoffering and the reoffering will not increase the Company’s outstanding debt. The proceeds of the reoffering of the Bonds will be used to pay the purchase price of the Bonds upon their mandatory tender for purchase on June 3, 2020 (the “Conversion Date”) upon the conversion of the Bonds from a Weekly Rate to a Long-Term Rate. The Bonds are the Parish of St. James, State of Louisiana Revenue Bonds (NuStar Logistics, L.P. Project) Series 2008, Series 2010, Series 2010A, Series 2010B and Series 2011 issued by the Parish of St. James pursuant to indentures dated June 1, 2008, July 1, 2010, October 1, 2010, December 1, 2010 and August 1, 2011, respectively, and the proceeds of which were made available to the Company through Lease Agreements between the Company and the Parish of St. James on those same dates. After the Conversion Date, the payment obligations of the Company under the Lease Agreements will be guaranteed by NuStar Energy and its wholly owned subsidiary, NuStar Pipeline Operating Partnership L.P.

After the Conversion Date, the Bonds will accrue interest at the interest rates set forth below. The Long-Term Rate period for the Bonds will end on the Mandatory Purchase Date set forth below and, at such time, the Bonds will potentially be remarketed with a new rate established.

Series	Par Amount	Interest Rate	Interest Payment Dates	First Interest Payment Date	Mandatory Purchase Date (if applicable)	Original Issue Date	Maturity Date
Series 2008	$55,440,000	6.10%	June 1 and December 1	December 1, 2020	June 1, 2030	June 26, 2008	June 1, 2038
Series 2010	$100,000,000	6.35%	June 1 and December 1	December 1, 2020	—	July 15, 2010	July 1, 2040
Series 2010A	$43,300,000	6.35%	June 1 and December 1	December 1, 2020	—	October 7, 2010	October 1, 2040
Series 2010B	$48,400,000	6.10%	June 1 and December 1	December 1, 2020	June 1, 2030	December 29, 2010	December 1, 2040
Series 2011	$75,000,000	5.85%	June 1 and December 1	December 1, 2020	June 1, 2025	August 9, 2011	August 1, 2041

The reoffering agreement contains customary representations, warranties and agreements of the Company and other customary obligations of the parties and termination provisions. The agreement also provides for the indemnification by the Company of the Remarketing Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The transaction is expected to close on June 3, 2020, subject to customary closing conditions.

Forward-looking Statements
This Current Report on Form 8-K includes forward-looking statements regarding future events, including the timing and completion of the conversion and remarketing. All forward-looking statements are based on NuStar Energy’s beliefs as well as assumptions made by and information currently available to NuStar Energy. These statements reflect NuStar Energy’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and subsequent filings with the Securities and Exchange Commission. NuStar Energy undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: May 19, 2020			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Executive Vice President-Strategic Development and General Counsel